Exhibit 99C

FIRST AMENDMENT TO THE NEW Fairways, l.p.

agreement of limited partnership

This First Amendment (this “Amendment”) is made and entered into as of July 1, 2008, and amends that certain Agreement of Limited Partnership dated as of October 13, 1992 of The New Fairways, L.P., a Delaware limited partnership (the “Original Agreement”), by and between Davidson Growth Plus GP Limited Partnership, a Delaware limited partnership (the “General Partner”), and Davidson Growth Plus, L.P., a Delaware limited partnership (the “Limited Partner”).

RECITAL

Article 16 of the Original Agreement provides that the Original Agreement may be amended at the election of the Limited Partner with the consent of the General Partner.

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Defined Terms.  Capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Original Agreement.

2.                  Amendment.

(a)               The Original Agreement is hereby amended by deleting “December 31, 2011” from Article 5.1 and replacing such language with “January 1, 2022”.

(b)               The Original Agreement is hereby amended by adding the phrase “Except as set forth in Article 8.1(d),” at the beginning of Article 14.4(q).

(c)                The Original Agreement is hereby amended by deleting the second paragraph of Article 16 in its entirety.

3.                  Continuation.  Except as amended hereby, the Original Agreement is hereby ratified and confirmed and shall remain in full force and effect.

4.                  Miscellaneous.

(a)               This Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns.

(b)               This Amendment may be executed in counterparts (and by facsimile signature), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(c)                This Amendment and its application shall be governed by the laws of the State of Delaware, without regard to conflicts of law provisions.

[Signatures on Next Page]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

Limited Partner:

DAVIDSON GROWTH PLUS, L.P.

By:    DAVIDSON GROWTH PLUS GP CORPORATION, its

         Managing General Partner

                                          By:  /s/Patti K. Fielding

                                     Name:  Patti K. Fielding

                                     Title:  Executive Vice President and Treasurer

CONSENTED and AGREED TO
this __1st___ day of July, 2008 by:

General Partner:

DAVIDSON GROWTH PLUS GP LIMITED PARTNERSHIP

By:  DAVIDSON GROWTH PLUS GP CORPORATION,
its General Partner

By:  /s/Patti K. Fielding

Name:  Patti K. Fielding

Title:  Executive Vice President and Treasurer